As filed with the Securities and Exchange Commission on June 30, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MINDSPEED TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	01-0616769
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4000 MacArthur Boulevard, East Tower
Newport Beach, CA 92660-3095
(949) 579-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brandi R. Steege
Vice President, Legal, and Secretary
Mindspeed Technologies, Inc.
4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660-3095
(949) 579-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Robert M. Mattson, Jr.
Brandon C. Parris
Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105
(415) 268-7000
Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Aggregate Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Offering	Registration
Securities to be Registered	Registered(1)(2)(3)	Price per Unit(3)	Price(3)(4)(5)	Fee(3)
Common stock, par value $.01 per share(6)
Preferred stock, par value $.01 per share
Debt securities
Warrants
Rights
Units(7)
Total			$25,000,000	$1,395

(1)	Also includes an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $25,000,000, which may be offered by the registrant from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Except as provided in Rule 426(b) under Securities Act of 1933, in no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $25,000,000.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(4)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(5)	Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

(6)	Each share of common stock registered hereunder includes an associated Series A junior participating preferred stock purchase right. Until the occurrence of certain prescribed events, none of which has occurred, the Series A junior participating preferred stock purchase rights are not exercisable, are evidenced by certificates representing the common stock, and may be transferred only with the common stock. No separate consideration is payable for the Series A junior participating preferred stock purchase rights.

(7)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities and warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 30, 2009

PROSPECTUS

$25,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

From time to time, we may offer up to $25,000,000 of our common stock; preferred stock; debt securities; warrants or rights to purchase common stock, preferred stock or debt securities or any combination of these securities; and units consisting of common stock, preferred stock, debt securities or warrants or any combination of these securities, in one or more transactions. We may also offer common stock or preferred stock upon conversion of debt securities; and common stock upon conversion of preferred stock.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

Our common stock is traded on the Nasdaq Global Market under the symbol “MSPD.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

           The date of this prospectus is          , 2009

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer shares of our common stock and preferred stock, various series of debt securities or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, in amounts we will determine from time to time, up to a total dollar amount of $25,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus, we will provide a prospectus supplement, or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the securities that we are offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference and any related free writing prospectuses, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

When used in this prospectus, the terms “Mindspeed,” “we,” “our” and “us” refer to Mindspeed Technologies, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified. Mindspeed® and Mindspeed Technologies® are registered trademarks of Mindspeed Technologies, Inc. This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

We maintain a fifty-two/fifty-three week fiscal year ending on the Friday closest to September 30. Fiscal year 2008 comprised 53 weeks and ended on October 3, 2008. Fiscal years 2007 and 2006 comprised 52 weeks and ended on September 28 and September 29, respectively.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.mindsped.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended October 3, 2008, filed with the SEC on December 16, 2008;

•	our Quarterly Reports on Form 10-Q for the quarters ended January 2, 2009 and April 3, 2009, filed with the SEC on February 10, 2009 and May 12, 2009, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on January 16, 2009, February 5, 2009, March 13, 2009, March 18, 2009, March 30, 2009, and April 14, 2009;

•	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above;

•	the description of our capital stock contained in our Registration Statement on Form 8-A, as amended, filed with the SEC on December 9, 2003, including any amendment or report filed for the purpose of updating such description (including an amendment thereto dated as of December 6, 2004, as filed with the SEC on January 18, 2005); and

•	the description of our Series A junior participating preferred stock contained in our Registration Statement on Form 8-A filed with the SEC on June 19, 2008, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after: (i) the date of the initial registration statement and prior to effectiveness of the registration statement; and (ii) the date of this prospectus and before the termination or completion of this offering, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Mindspeed Technologies, Inc., Attn: Investor Relations, 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660-3095, or call (949) 579-3000.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement (including any document incorporated by reference herein or therein) include statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements included in this prospectus and any accompanying prospectus supplement (including any document incorporated by reference herein or therein), other than those that are historical, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “may,” “assume” and “continue,” as well as variations of such words and similar expressions, also identify forward-looking statements. Forward-looking statements in this prospectus include, without limitation, statements regarding our intended uses of the proceeds of the securities offered hereby.

Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” and in other sections of our Quarterly Report on Form 10-Q for the quarter ended April 3, 2009, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information about how to obtain copies of those documents.

All forward-looking statements in this prospectus and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

MINDSPEED TECHNOLOGIES, INC.

We design, develop and sell semiconductor networking solutions for communications applications in enterprise, broadband access, metropolitan and wide area networks. Our products, ranging from optical network transceiver solutions to voice and Internet protocol (“IP”) processors, are classified into three focused product families: high-performance analog products, multiservice access digital signal processor products and wide area networking communications products. Our products are sold to original equipment manufacturers for use in a variety of network infrastructure equipment, including mixed media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers, IP private branch exchanges, optical modules and broadcast video systems. Service providers use this equipment for the processing, transmission and switching of high-speed voice, data and video traffic, including advanced services such as voice-over-IP, within different segments of the communications network.

We were organized as a Delaware corporation in July 2001. Until June 2003, we were a wholly-owned subsidiary of Conexant Systems, Inc. On June 27, 2003, Conexant completed the distribution to its stockholders of all outstanding shares of our common stock. Our principal executive offices are located at 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660-3095, and our telephone number is (949) 579-3000. Our website is located at www.mindspeed.com. The information contained on or accessible through our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

THE SECURITIES WE MAY OFFER

We may offer, from time to time, shares of our common stock and preferred stock, various series of debt securities or warrants or rights to purchase any of such securities, either individually or in units, in amounts we will determine from time to time, with a total value of up to $25,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. See “Description of Capital Stock,” “Description of Debt Securities,” Description of Warrants,” “Description of Rights,” and “Description of Units” below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock includes a summary of certain provisions of our certificate of incorporation and our bylaws. This description is subject to the detailed provisions of, and is qualified by reference to, our certificate of incorporation and our bylaws.

We are authorized to issue 100,000,000 shares of common stock, par value $.01 per share, and 25,000,000 shares of preferred stock, par value $.01 per share, of which our board of directors has designated 2,500,000 shares as Series A junior participating preferred stock for issuance in connection with any exercise of our preferred share purchase rights. The authorized shares of our common stock and preferred stock will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not required, our board of directors may determine not to seek stockholder approval.

Certain of the provisions described within this section entitled “Description of Capital Stock” could have the effect of discouraging transactions that might lead to a change of control of our company. For example, our certificate of incorporation and bylaws:

•	establish a classified board of directors, whereby our directors are elected for staggered terms of office so that only one-third of our directors stand for election in any one year;

•	require stockholders to provide advance notice of any stockholder nominations of directors or any proposal of new business to be considered at any meeting of stockholders;

•	require a supermajority vote to remove a director (and only then for cause) or to amend or repeal certain provisions of our certificate of incorporation or bylaws;

•	preclude stockholders from calling a special meeting of stockholders; and

•	prohibit stockholder action by written consent.

Common Stock

Dividends

Holders of common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available therefor. Dividends may not be paid on common stock unless all accrued dividends on preferred stock, if any, have been paid or set aside. In the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to share pro rata in the assets remaining after payment to creditors and after payment of the liquidation preference plus any unpaid dividends to holders of any outstanding preferred stock.

Voting

Each holder of common stock is entitled to one vote for each share of common stock outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

Other Rights

Our certificate of incorporation provides that, unless otherwise determined by our board of directors, no holder of shares of common stock has any right to purchase or subscribe for any stock of any class that we may issue or sell.

Preferred Stock

Our certificate of incorporation permits us to issue up to 25,000,000 shares of our preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders.

Our board of directors has designated 2,500,000 shares of our preferred stock as Series A junior participating preferred stock for issuance in connection with any exercise of our preferred share purchase rights. The powers, preferences, rights and qualifications, limitations and restrictions of any other series of preferred stock will be fixed by the certificate of designation relating to such series, which will specify the terms of the preferred stock, including:

•	the maximum number of shares in the series and the distinctive designation;

•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares may be redeemed, if at all;

•	the terms of any sinking fund for the purchase or redemption of the shares of the series;

•	the liquidation preference, if any;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the restrictions on the issuance of shares of the same series or any other class or series; and

•	the voting rights, if any, of the shares of the series.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. For a description of our Series A junior participating preferred stock, see “— Rights Plan” below.

Conexant Warrants

In connection with the distribution of our common stock by Conexant to its stockholders, we issued to Conexant a warrant to purchase six million shares of our common stock at a price of $17.04 per share (subject to adjustment in certain circumstances), exercisable through June 27, 2013, representing approximately 25% of our outstanding common stock. The warrant may not be exercised to the extent that such exercise would result in the holder of the warrant owning at any one time more than 10% of our outstanding common stock.

The warrant issued to Conexant contains antidilution provisions that provide for adjustment of the warrant’s exercise price, and the number of shares issuable under the warrant, upon the occurrence of certain events. In the event that we issue, or are deemed to have issued, shares of our common stock, or securities convertible into our common stock, at prices below the current market price of our common stock (as defined in the warrant) at the time of issuance, the warrant’s exercise price will be reduced and the number of shares issuable under the warrant will be increased. The amount of such adjustments, if any, will be determined pursuant to a formula specified in the warrant and will depend on the number of shares issued or issuable, the offering price and the current market price of the common stock.

Registration Rights

We entered into a registration rights agreement relating to the warrant we issued to Conexant. The holders of the common stock issuable upon exercise of the warrant are also entitled to the benefits of the registration rights agreement relating to the warrant. The following summary of the registration rights provided in the registration rights agreement is not complete and is qualified in its entirety by reference to the registration rights agreement, which was filed as an exhibit to our registration statement on Form S-3 (File No. 333-109523) on October 7, 2003 (the “shelf registration statement”).

The shelf registration statement registered:

•	the offer and resale of the warrant;

•	the issuance by us of shares of common stock upon exercise of the warrant; and

•	the offer and resale of the shares of common stock issued or issuable upon exercise of the warrant.

We agreed to keep the shelf registration statement effective until the earlier of:

•	June 27, 2013;

•	the date on which all of the securities related to the shelf registration statement have been sold pursuant to the prospectus included within the shelf registration statement; or

•	the date on which the securities related to the shelf registration statement are no longer restricted securities and, if Conexant is a holder, it is not then an affiliate of ours.

We are permitted to suspend the use of the prospectus included within the shelf registration statement for a period not to exceed 45 consecutive days or an aggregate of 90 days during any twelve-month period under certain circumstances which we determine in good faith and in our reasonable judgment would: (i) interfere with or affect the negotiation or completion of a transaction that is being contemplated by us; or (ii) involve initial or continuing disclosure obligations that are not in the best interests of our stockholders at the time.

A holder of warrants or the underlying common stock that sells such securities pursuant to the shelf registration statement generally will be required to provide information about itself and the specifics of the sale, be named as a selling security holder in the related prospectus, deliver a prospectus to purchasers, be subject to relevant civil liability provisions under the Securities Act in connection with such sales and be bound by the provisions of the registration rights agreement which are applicable to such holder. We agreed to amend or supplement the shelf registration statement from time to time to permit the holders of the securities registered pursuant to the shelf registration statement to sell their securities in accordance with applicable law, provided that the security holders provide us with certain information and otherwise comply with their obligations under the registration rights agreement. We agreed to pay essentially all registration expenses of the shelf registration, except that the selling security holders are responsible for all selling commissions and discounts.

Certain Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law

Our certificate of incorporation and bylaws contain various provisions intended to promote the stability of our stockholder base and render more difficult certain unsolicited or hostile attempts to acquire our company, which could disrupt us, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business. Furthermore, certain provisions of Delaware law could make an unsolicited or hostile attempt to acquire our company more difficult.

Classified Board of Directors

Pursuant to our certificate of incorporation, the exact number of directors that serve on our board is fixed from time to time by majority resolution of our board of directors. Other than directors elected by the holders of any series of preferred stock or any other series or class of stock except common stock, our directors are divided into three classes. Each class is as nearly equal in number as possible, such that approximately one third of our directors are in each class. Directors elected by stockholders at an annual meeting of stockholders are elected by a plurality of all votes cast. Currently, the terms of office of our three classes of directors expire at our annual meetings in 2010, 2011 and 2012, respectively. The term of the successors of each class of directors expires three years from the year of their election.

Fair Price Provision

Our certificate of incorporation contains a fair price provision pursuant to which a “business combination” (as defined in our certificate of incorporation) between us or one of our subsidiaries and an “interested shareholder” (as defined in our certificate of incorporation) requires approval by the affirmative vote of the holders of not less than 80% of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, unless the business combination is approved by at least two-thirds of the “continuing directors” (as defined in our certificate of incorporation) or certain fair price criteria and procedural requirements specified in the fair price provision are met. If either the requisite approval of our board of directors or the fair price criteria and procedural requirements were met, the business combination would be subject to the voting requirements otherwise applicable under the Delaware General Corporation Law (“DGCL”), which for most types of business combinations currently would be the affirmative vote of the holders of a majority of all of our outstanding shares of stock entitled to vote thereon. Any amendment or repeal of the fair price provision, or the adoption of provisions inconsistent therewith, must be approved by the affirmative vote of the holders of not less than 80% of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, unless such amendment, repeal or adoption were approved by at least two-thirds of the continuing directors, in which case the provisions of the DGCL would require the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote thereon.

Special Meetings; Written Consent

Our certificate of incorporation and bylaws provide that a special meeting of stockholders may be called only by a resolution adopted by a majority of our board of directors. Stockholders are not permitted to call, or to require that our board of directors call, a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of the meeting given by us. In addition, our certificate of incorporation provides that any action taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be taken by written consent instead of a meeting. Our bylaws establish an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before meetings of our stockholders.

Our certificate of incorporation provides that the affirmative vote of at least 80% of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, would be required to amend or repeal the provisions of our certificate of incorporation with respect to:

•	the election of directors;

•	the right to call a special meeting of stockholders;

•	the right to act by written consent;

•	amending our certificate of incorporation; or

•	the right to adopt any provision inconsistent with the preceding provisions.

In addition, our certificate of incorporation provides that our board of directors may make, alter, amend and repeal our bylaws and that the amendment or repeal by stockholders of any of our bylaws would require the affirmative vote of at least 80% of the voting power described above, voting together as a single class. Our certificate of incorporation also provides that directors may only be removed for cause following the affirmative vote of at least 80% of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL, which regulates corporate acquisitions. In general, Section 203 prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	the board of directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•	upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or

•	the person became an interested stockholder, on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders.

A “business combination” generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock.

Rights Plan

Prior to the distribution of our common stock by Conexant to its stockholders, we entered into a rights agreement with Mellon Investor Services LLC, as rights agent. The following summarizes material terms of the rights agreement and the preferred share purchase rights covered by that agreement. This description is subject to the detailed provisions of, and is qualified by reference to, the rights agreement which has been filed as an exhibit to our current report on Form 8-K that we filed with the SEC on July 1, 2003 and as may be amended from time to time (including the amendment thereto dated as of December 6, 2004 and included as an exhibit to our current report on Form 8-K that we filed with the SEC on December 8, 2004, and the additional amendment thereto dated as of June 16, 2008 and included as an exhibit to our current report on Form 8-K that we filed with the SEC on June 18, 2008).

Each outstanding share of our common stock evidences one preferred share purchase right. Under the terms of the rights agreement, each preferred share purchase right entitles the registered holder to purchase from us five one-hundredths of a share of Series A junior participating preferred stock, at $20, subject to adjustment. The preferred share purchase rights are exercisable only upon the occurrence of certain takeover events. If an acquirer obtains beneficial ownership of 15% or more of our common stock, then each preferred share purchase right will entitle the holder (other than the acquirer, whose preferred share purchase rights will become null and void) to purchase a number of shares of our common stock having a then-current market value of twice the exercise price of the preferred share purchase right. If an acquirer obtains beneficial ownership of 15% or more of our common stock and any of the following occurs:

•	we merge with or into or consolidate with another entity;

•	an acquiring entity merges into us, we are the surviving entity and the outstanding shares of our common stock are converted into cash, property or securities; or

•	we sell more than 50% of our assets or earning power;

then each preferred share purchase right will entitle the holder to purchase a number of shares of common stock of the acquirer having a then-current market value of twice the exercise price of the preferred share purchase right. In the event of a public announcement of an acquirer obtaining beneficial ownership of 15% or more of the outstanding shares of our common stock (but only if the beneficial ownership of the acquirer is less than 50%, our board of directors may, at its option, exchange all or part of the outstanding preferred share purchase rights for our common stock at an exchange ratio of one share of our common stock per preferred share purchase right, adjusted to reflect stock splits, stock dividends or similar transactions. In addition, our board of directors may, at its option, redeem the preferred share purchase rights at any time prior to the time an acquirer obtains beneficial ownership of 15% or more of our outstanding shares of common stock. Conexant is not an “acquiring person” pursuant to the terms of our rights plan, and therefore its exercise of its warrants would not trigger the exercisability of our preferred share purchase rights. Furthermore, a person will not become an “acquiring person” pursuant to the terms of our rights plan upon the purchase of any common stock (or securities convertible into or exchangeable for shares of common stock) directly from us if the person has a bona fide intent at the time of purchase to resell the shares of common stock (or securities convertible into or exchangeable for shares of common stock) in an offering that is exempt from the registration requirements of the Securities Act pursuant to Rule 144A or Regulation S promulgated thereunder.

The preferred share purchase rights are intended to have anti-takeover effects. If the preferred share purchase rights become exercisable, the preferred share purchase rights will cause substantial dilution to a person or group that attempts to acquire or merge with us in most cases. Accordingly, the existence of the preferred share purchase rights may deter a potential acquirer from making a takeover proposal or tender offer. The preferred share purchase rights should not interfere with any merger or other business combination approved by our board of directors because we may redeem the preferred share purchase rights as described below and because a transaction approved by our board of directors would not cause the preferred share purchase rights to become exercisable.

The following provides a more detailed description of the rights agreement and the preferred share purchase rights.

Until the earlier to occur of: (i) 10 days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding common stock; or (ii) 10 business days, or such later date as may be determined by our board of directors prior to such time as any person or group becomes an acquiring person, following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding common stock, the earlier of such dates being called the preferred share purchase rights distribution date, preferred share purchase rights will be attached to common stock and will be owned by the registered owners of common stock.

The rights agreement provides that, until the preferred share purchase rights are no longer attached to the common stock, or until the earlier redemption or expiration of the preferred share purchase rights:

•	the preferred share purchase rights will be transferred with and only with common stock;

•	certificates representing common stock and statements in respect of shares of common stock registered in book-entry or un-certificated form will contain a notation incorporating by reference the terms of the preferred share purchase rights; and

•	the registration of, transfer or pledge of any shares of common stock will also constitute the transfer of the associated preferred share purchase rights.

As soon as practicable following the date the preferred share purchase rights are no longer attached to the common stock, separate certificates evidencing preferred share purchase rights will be mailed to holders of record of common stock as of the close of business on the date the preferred share purchase rights are no longer attached to the common stock and the separate certificates alone will evidence preferred share purchase rights.

In addition, the rights agreement provides that in connection with the issuance or sale of our common stock following the date the preferred share purchase rights separate from the common stock and prior to the earlier of: (i) the date the preferred share purchase rights are redeemed; and (ii) the date the preferred share purchase rights expire, (x) we will, with respect to common stock issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement in existence prior to the date the preferred share purchase rights separate from the common stock, or upon the exercise, conversion or exchange of securities, notes or debentures (pursuant to the terms thereof) issued by us and in existence prior to the date the preferred share purchase rights separate from the common stock and (y) we may, in any other case, if deemed necessary or appropriate by our board of directors, issue certificates representing the appropriate number of preferred share purchase rights in connection with such issuance or sale. We will not be obligated to issue any of these certificates if, and to the extent that, we are advised by counsel that the issuance of those certificates would create a significant risk of material adverse tax consequences to us or the person to whom such certificate would be issued or would create a significant risk that the stock options or employee plans or arrangements would fail to qualify for otherwise available special tax treatment. In addition, no certificate will be issued if, and to the extent that, appropriate adjustments otherwise have been made instead of the issuance thereof.

Preferred share purchase rights will not be exercisable until the date the preferred share purchase rights separate from the common stock. Preferred share purchase rights will expire on June 26, 2013, unless the expiration date is extended or unless preferred share purchase rights are earlier redeemed by us, in each case, as described below.

The purchase price payable, and the number of shares of Series A junior participating preferred stock or other securities or property issuable, upon exercise of the preferred share purchase rights will be subject to adjustment from time to time to prevent dilution upon the occurrence of the following events:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, Series A junior participating preferred stock;

•	upon the grant to holders of shares of Series A junior participating preferred stock of rights, options or warrants to subscribe for or purchase shares of Series A junior participating preferred stock at a price, or securities convertible into shares of Series A junior participating preferred stock with a conversion price, less than the then current market price of the shares of Series A junior participating preferred stock; or

•	upon the distribution to holders of shares of Series A junior participating preferred stock of evidences of indebtedness or assets, excluding regular periodic cash dividends or dividends payable in shares of Series A junior participating preferred stock, or of subscription rights or warrants, other than those referred to above.

The number of five one-hundredths of a share of Series A junior participating preferred stock issuable upon exercise of each preferred share purchase right will also be subject to adjustment in the event of a stock split of our common stock or a stock dividend on our common stock payable in common stock or subdivisions, consolidations or combinations of common stock occurring, in any such case, prior to the date the preferred share purchase rights are no longer attached to the common stock.

We cannot redeem shares of Series A junior participating preferred stock purchasable upon exercise of preferred share purchase rights. Each share of Series A junior participating preferred stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock whenever such dividend is declared. In the event of liquidation, the holders of Series A junior participating preferred stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each share of Series A junior participating preferred stock will have 100 votes, voting together with common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Series A junior participating preferred stock will be entitled to receive 100 times the amount received per share of common stock. These rights will be protected by customary antidilution provisions.

Because of the nature of the Series A junior participating preferred stock’s dividend, liquidation and voting rights, the value of each one-hundredth interest in a share of Series A junior participating preferred stock purchasable upon exercise of each preferred share purchase right should approximate the value of one share of common stock.

In the event that any person or group of associated or affiliated persons becomes an acquiring person, proper provision shall be made so that each holder of a preferred share purchase right, other than preferred share purchase rights beneficially owned by the acquiring person, which will thereafter be null and void, will thereafter have the right to receive upon exercise, instead of shares of Series A junior participating preferred stock, that number of shares of our common stock having a market value of two times the exercise price of a preferred share purchase right.

At any time after any person or group of affiliated or associated persons becomes an acquiring person, and prior to the acquisition by such person or group of 50% or more of the voting power of all of the outstanding shares of common stock, our board of directors may exchange preferred share purchase rights (other than preferred share purchase rights owned by such person or group, which will have become null and void after such person became an acquiring person) for common stock at an exchange ratio of one share of common stock per preferred share purchase right (subject to adjustment).

In the event that, at any time after any person or group of affiliated or associated persons becomes an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power is sold, proper provision will be made so that each holder of a preferred share purchase right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of a preferred share purchase right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of a preferred share purchase right.

Generally, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least one percent. No fractional shares of Series A junior participating preferred stock will be issued, other than fractions which are integral multiples of five one-hundredths of a share of Series A junior participating preferred stock, which may, at our election, be evidenced by depository receipts. Instead, an adjustment in cash will be made based on the market price of Series A junior participating preferred stock on the last trading day prior to the date of exercise.

At any time prior to any person or group of affiliated or associated persons becoming an acquiring person, our board of directors may redeem preferred share purchase rights in whole, but not in part, at a price of $.01 per preferred share purchase right, subject to adjustment. The redemption of preferred share purchase rights may be made effective at the time, on the basis and with the conditions that our board of directors may determine, in its sole discretion. Immediately upon any redemption of preferred share purchase rights, the right to exercise preferred share purchase rights will terminate and the only right of the holders of preferred share purchase rights will be to receive the redemption price.

The terms of preferred share purchase rights may be amended by our board of directors without the consent of the holders of preferred share purchase rights, including an amendment to decrease the threshold at which a person becomes an acquiring person from 15% to not less than 10%, except that from and after the time that any person becomes an acquiring person no amendment may adversely affect the interests of the holders of preferred share purchase rights.

Until a preferred share purchase right is exercised, the holder thereof will have no rights as a stockholder of our company, including, without limitation, the right to vote or to receive dividends.

Liability and Indemnification of Directors and Officers

The DGCL permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to limitations. Our certificate of incorporation provides that our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director’s duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock; or (iv) any transaction from which a director derived an improper personal benefit.

The DGCL provides for indemnification of directors, officers, employees and agents, subject to limitations. Our bylaws and the appendix thereto provide for the indemnification of our directors, officers, employees and agents to the extent permitted by Delaware law. Our directors and officers also are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if such person had no cause to believe the conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

As permitted by Section 102(b)(7) of the DGCL, our certificate of incorporation provides that none or our directors shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching such person’s duty of loyalty, engaging in intentional misconduct or knowingly violating the law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

We have a policy of directors’ liability insurance that insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

We believe that the foregoing policies and provisions of our certificate of incorporation and bylaws are necessary to attract and retain qualified officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted or required with respect to our directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services LLC. The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

Nasdaq Global Market

Our common stock is listed for trading on the Nasdaq Global Market under the symbol “MSPD.”

DESCRIPTION OF DEBT SECURITIES

The following sets forth certain general terms and provisions of the base indenture, to be entered into between us and an entity, identified in the applicable prospectus supplement, as trustee, under which the debt securities are to be issued from time to time. We have filed a form of the base indenture as an exhibit to the registration statement of which this prospectus is a part. When the debt securities are offered in the future, the applicable offering material will explain the particular terms of those securities and the extent to which the general provisions may apply. The base indenture, as it may be supplemented, amended or modified from time to time, is referred to in this prospectus as the “indenture.” Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. In this section of this prospectus, the term “the Company” refers only to Mindspeed Technologies, Inc. and not to any of its subsidiaries.

This summary and any description of the indenture and any debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of the indenture, any indenture supplement and the terms of the debt securities, including, in each case, the definitions therein of certain terms. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See ‘‘Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” above for information on how to obtain a copy of a document when it is filed. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the applicable offering material. As indicated in the applicable offering material, the debt securities will either be senior debt or subordinated debt.

General

The indenture does not limit the amount of debt securities that may be issued thereunder. The applicable prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto:

•	the title and series of such debt securities;

•	any limit upon the aggregate principal amount of such debt securities of such series;

•	whether such debt securities will be in global or other form;

•	the date or dates and method or methods by which principal and any premium on such debt securities is payable;

•	the interest rate or rates (or method by which such rate will be determined), if any;

•	the dates on which any such interest will be payable and the method of payment;

•	whether and under what circumstances any additional amounts are payable with respect to such debt securities;

•	the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

•	the basis upon which interest on such debt securities shall be calculated, if other than that of a 360 day year of twelve 30-day months;

•	the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable;

•	any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities;

•	the denominations of such debt securities, if other than $1,000 and integral multiples thereof;

•	any rights of the holders of such debt securities to convert the debt securities into, or exchange the debt securities for, other securities or property;

•	the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars;

•	the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

•	if other than the principal amount hereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;

•	whether such debt securities will be subject to defeasance or covenant defeasance;

•	the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights;

•	any trustees and any authenticating or paying agents, transfer agents or registrars or any other agents with respect to such debt securities;

•	the terms, if any, on which such debt securities will be subordinate to other debt of the Company;

•	whether such debt securities will be guaranteed and the terms thereof;

•	whether such debt securities will be secured by collateral and the terms of such security; and

•	any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable offering material. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.

The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “— Consolidation, Merger and Sale of Assets.”

Modification and Waiver

The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such greater amount as is provided for any series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things:

(a) change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof or otherwise, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair or affect the right of any holder of debt securities to institute suit for the payment after such payment is due (except a rescission and annulment of acceleration with respect to a series of debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

(b) reduce the percentage of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or reduce the quorum required for voting;

(c) modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past defaults or securities redeemed in part, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or

(d) make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

The indenture provides that the Company and the trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes:

(a) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder;

(b) to add to the covenants of the Company or to surrender any right or power conferred on the Company pursuant to the indenture;

(c) to establish the form and terms of debt securities issued thereunder;

(d) to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;

(e) to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action pursuant to this clause (e) shall adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect;

(f) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

(g) to add any additional events of default with respect to all or any series of debt securities;

(h) to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

(i) to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

(j) to pledge to the trustee as security for the debt securities of any series any property or assets;

(k) to add guarantees in respect of the debt securities of one or more series;

(l) to change or eliminate any of the provisions of the indenture, provided that any such change or elimination become effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(m) to provide for certificated securities in addition to or in place of global securities;

(n) to qualify such indenture under the Trust Indenture Act of 1939, as amended;

(o) with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in the Company’s offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in the good faith judgment of the Company, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

(p) to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

Events of Default

Unless otherwise provided in any applicable prospectus supplement, documents incorporated by reference or free writing prospectus, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:

(a) default for 30 days in the payment when due of interest on, or any additional amount in respect of, any series of debt securities;

(b) default in the payment of principal or any premium on any series of the debt securities outstanding under the indenture when due;

(c) default in the payment, if any, of any sinking fund installment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;

(d) failure by the Company for 60 days after receipt by registered or certified mail of written notice from the trustee upon instruction from holders of at least 25% in principal amount of the then outstanding debt securities of such series to comply with any of the other agreements in the indenture and stating that such notice is a “Notice of Default” under the indenture; provided, that if such failure cannot be remedied within such 60-day period, such period shall be automatically extended by another 60 days so long as: (i) such failure is subject to cure; and (ii) the Company is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the indenture that results from a change in generally accepted accounting principles shall not be deemed to be an event of default;

(e) certain events of bankruptcy, insolvency or reorganization of the Company; and

(f) any other event of default provided in a supplemental indenture with respect to a particular series of debt securities, provided that any event of default that results from a change in generally accepted accounting principles shall not be deemed to be an event of default.

In case an event of default specified in clause (a) or (b) above shall occur and be continuing with respect to any series of debt securities, holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. In case an event of default specified in clause (c), (d) (other than as it relates to an event of default with respect to the Company’s covenant to file reports with the SEC (see “— Certain Covenants — Reports” below)) or (f) above shall occur and be continuing with respect to any series of debt securities, holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in (d) above shall occur with respect to the Company’s covenant to file reports with the SEC (see “— Certain Covenants — Reports” below), then the sole remedy of holders in such case shall be to receive additional interest, if and to the extent required, by the terms of the particular series of debt securities. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. Any past or existing default or event of default with respect to any series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, except in each case a continuing default: (i) in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any debt security of such series; or (ii) in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

The indenture provides that the trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if the trustee considers it in the interest of holders to do so.

The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series; provided, however, that the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to a series of debt securities will be subject to certain conditions precedent including, without limitation, that in case of an event of default specified in clause (a), (b) or (e) of the first paragraph above under “— Events of Default,” holders of at least 25%, or in case of an event of default other than specified in clause (a), (b) or (e) of the first paragraph above under “— Events of Default”, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its powers under such indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Notwithstanding the foregoing, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

The indenture provides that the Company may not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties and the assets and properties of its subsidiaries (taken as a whole) to another person in one or more related transactions unless the successor person is a person organized under the laws of any domestic jurisdiction and assumes the Company’s obligations on the debt securities issued thereunder, and under the indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

Payment of Principal, any Premium, Interest or Additional Amounts.  The Company will duly and punctually pay the principal of, and premium and interest on or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms.

Maintenance of Office or Agency.  The Company will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

Reports.  So long as any debt securities of a particular series are outstanding under the indenture, the Company will file with the trustee, within 30 days after the Company has filed the same with the SEC, unless such reports are available on the SEC’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe), which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Additional Covenants.  Any additional covenants of the Company with respect to any series of debt securities will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Redemption; Repurchase at the Option of the Holder; Sinking Fund

The terms and conditions, if any, upon which: (i) the debt securities are redeemable at the option of the Company; (ii) the holder of debt securities may cause the Company to repurchase such debt securities; or (iii) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Repurchases on the Open Market

The Company or any affiliate of the Company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

The indenture provides, with respect to each series of debt securities issued thereunder, that the Company may satisfy and discharge its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if:

(a) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been accepted by the trustee for cancellation; or

(b) (i) the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and the Company irrevocably deposits in trust with the trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or governmental obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) to pay the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be, and pays all other sums payable by it under such indenture; and

(ii) the Company delivers to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.

Notwithstanding such satisfaction and discharge, the obligations of the Company to compensate and indemnify the trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances and to convert or exchange debt securities pursuant to the terms thereof and the obligations of the Company and the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

Unless inapplicable to debt securities of a series pursuant to the terms thereof, the indenture provides that: (i) the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series (“defeasance”); and (ii) (1) the Company may omit to comply with the covenant described above under “— Consolidation, Merger and Sale of Assets” and any other additional covenants established pursuant to the terms of such series, and such omission shall be deemed not to be an event of default under clause (d) or (f) of the first paragraph of ‘‘— Events of Default” above and (2) the occurrence of any event described in clause (f) of the first paragraph of “— Events of Default” above shall not be deemed to be an event of default, in each case with respect to the outstanding debt securities of such series ((1) and (2) of this clause (ii), “covenant defeasance”); provided that the following conditions shall have been satisfied with respect to such series:

(a) the Company has irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or government obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be;

(b) such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

(c) no event of default or event which with notice or lapse of time would become an event of default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit;

(d) the Company shall have delivered to the trustee an opinion of counsel as described in the indenture to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance had not occurred;

(e) the Company has delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with;

(f) if the debt securities are to be redeemed prior to their maturity, notice of such redemption shall have been duly given or in another manner satisfactory to the trustee; and

(g) any such defeasance or covenant defeasance shall comply with any additional or substitute terms provided for by the terms of such debt securities of such series.

Notwithstanding a defeasance or covenant defeasance, the Company’s obligations with respect to the following in respect of debt securities of such series will survive with respect to such securities until otherwise terminated or discharged under the terms of the indenture or no debt securities of such series are outstanding:

(a) the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, interest on or premium or additional amounts, if any, payable in respect of, such debt securities when such payments are due from the trust referred in clause (a) in the preceding paragraph;

(b) the issuance of temporary debt securities, the registration, transfer and exchange of debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and holding payments in trust;

(c) the rights, powers, trusts, duties and immunities of the trustee, and the Company’s obligations in connection therewith; and

(d) the defeasance or covenant defeasance provisions of the indenture.

Applicable Law

The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, common stock, preferred stock or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including but not limited to the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the price or prices at which the warrants may be exercised;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our debt securities, common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of rights in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	In the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

•	In the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for the underlying debt securities, common stock, preferred stock or other securities upon the exercise of the rights;

•	the number and terms of the underlying debt securities, common stock, preferred stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “— Description of Debt Securities” and “— Description of Capital Stock” above, will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our debt securities, common stock, preferred stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “— Description of Debt Securities,” “— Description of Capital Stock” and “— Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed changes for the periods indicated. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charge. Fixed charges consist of interest expense, amortization of debt discount and issuance costs on all indebtedness, and the estimated portion of rental expense deemed by us to be representative of the interest factor of rental payments under operating leases. We present interest expense related to uncertain tax positions as income tax expense, as permitted by FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes.” Accordingly, such interest is excluded from fixed charges.

		Year Ended
	Six Months Ended	Oct. 3,	Sept. 28,	Sept. 29,	Sept. 30,	Oct. 1,
	April 3, 2009	2008	2007	2006	2005	2004
	(Dollars in thousands)

Ratio of Earnings to Fixed Charges(1):	—	2.8	—	—	—	—
Deficiency of Earnings to Fixed Charges:	$(17,858)	—	$(21,803)	$(22,665)	$(62,259)	$(92,526)

(1)	Our earnings were insufficient to cover our fixed charges in the six months ended April 3, 2009 and each of the twelve months ended 2004 through 2007.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities for general corporate purposes.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering, or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Our counsel, Morrison & Foerster LLP, San Francisco, California, will pass upon the validity of the securities offered hereby.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the company’s Annual Report on Form 10-K and the effectiveness of Mindspeed Technologies, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$25,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

PROSPECTUS

          , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated fees and expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except for the SEC registration and FINRA fees.

SEC registration fee	$1,395
FINRA fee	3,000
Accounting fees and expenses*	150,000
Legal fees and expenses*	150,000
Listing fee	**
Printing expenses*	150,000
Trustee and transfer agent fees and expenses*	30,000
Miscellaneous expenses*	10,000

Total	$494,395

*	Estimated solely for the purposes of this Item. Actual expenses may vary.

**	The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Delaware General Corporation Law (“DGCL”) permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to limitations. Our certificate of incorporation provides that our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director’s duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock; or (iv) any transaction from which a director derived an improper personal benefit.

The DGCL provides for indemnification of directors, officers, employees and agents, subject to limitations. Our bylaws and the appendix thereto provide for the indemnification of our directors, officers, employees and agents to the extent permitted by Delaware law. Our directors and officers also are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if such person had no cause to believe the conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

As permitted by Section 102(b)(7) of the DGCL, our certificate of incorporation provides that none of our directors shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching such person’s duty of loyalty, engaging in intentional misconduct or knowingly violating the law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

We have a policy of directors’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

We believe that the foregoing policies and provisions of our certificate of incorporation and bylaws are necessary to attract and retain qualified officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted or required with respect to our directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.	EXHIBITS.

Exhibit
No.		Description

1	.1*	Form of Underwriting Agreement with respect to Debt Securities
1	.2*	Form of Underwriting Agreement with respect to Common Stock
1	.3*	Form of Underwriting Agreement with respect to Preferred Stock
1	.4*	Form of Underwriting Agreement with respect to Warrants
1	.5*	Form of Underwriting Agreement with respect to Units
3.1		Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (Registration Statement No. 333-106146))
3.2		Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated July 1, 2008)
3.3		Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended September 30, 2005)
4.1		Form of Indenture (including Form of Debt Securities)
4.2		Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2008).
4	.3*	Form of Specimen Preferred Stock Certificate
4	.4*	Form of Certificate of Designation of Preferred Stock

Exhibit
No.		Description

4	.5*	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Debt Securities
4	.6*	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Common Stock
4	.7*	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Preferred Stock
4	.8*	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Units
4	.9*	Form of Unit Agreement (including Form of Unit Certificate)
4	.10*	Form of Rights Agreement (including Form of Rights Certificate)
4.11		Rights Agreement dated as of June 26, 2003 by and between Mindspeed Technologies, Inc. and Mellon Investor Services LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K dated July 1, 2003)
4.12		First Amendment to Rights Agreement dated as of December 6, 2004 by and between Mindspeed Technologies, Inc. and Mellon Investor Services LLC, as Rights Agent (incorporated by reference to Exhibit 4.4 to Registrant’s Current Report on Form 8-K filed with the SEC on December 8, 2004)
4.13		Second Amendment to Rights Agreement dated as of June 16, 2008 by and between Mindspeed Technologies, Inc. and Mellon Investor Services LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed with the SEC on June 18, 2008)
5.1		Opinion of Morrison & Foerster LLP
12.1		Statement regarding computation of ratio of earnings to fixed charges
23.1		Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
23.2		Consent of Deloitte & Touche LLP
24.1		Powers of Attorney (included on signature page to this registration statement)
25	.1*	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Debt Securities)

*	To be filed as an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference into this registration statement.

ITEM 17.	UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To supplement the prospectus, after the expiration of the subscription period to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) To use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(10) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 30th day of June, 2009.

MINDSPEED TECHNOLOGIES, INC.

By:	/s/ Bret W. Johnsen
Bret W. Johnsen
Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raouf Y. Halim and Bret W. Johnsen, his true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each person whose signature appears below has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raouf Y. Halim Raouf Y. Halim	Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2009

/s/ Bret W. Johnsen Bret W. Johnsen	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 30, 2009

/s/ Dwight W. Decker Dwight W. Decker	Chairman of the Board of Directors	June 30, 2009

/s/ Michael T. Hayashi Michael T. Hayashi	Director	June 30, 2009

/s/ Ming Louie Ming Louie	Director	June 30, 2009

/s/ Thomas A. Madden Thomas A. Madden	Director	June 29, 2009

/s/ Jerre L. Stead Jerre L. Stead	Director	June 30, 2009

EXHIBIT INDEX

Exhibit
No.		Description

1	.1*	Form of Underwriting Agreement with respect to Debt Securities
1	.2*	Form of Underwriting Agreement with respect to Common Stock
1	.3*	Form of Underwriting Agreement with respect to Preferred Stock
1	.4*	Form of Underwriting Agreement with respect to Warrants
1	.5*	Form of Underwriting Agreement with respect to Units
3.1		Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (Registration Statement No. 333-106146))
3.2		Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated July 1, 2008)
3.3		Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended September 30, 2005)
4.1		Form of Indenture (including Form of Debt Securities)
4.2		Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2008).
4	.3*	Form of Specimen Preferred Stock Certificate
4	.4*	Form of Certificate of Designation of Preferred Stock
4	.5*	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Debt Securities
4	.6*	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Common Stock
4	.7*	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Preferred Stock
4	.8*	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Units
4	.9*	Form of Unit Agreement (including Form of Unit Certificate)
4	.10*	Form of Rights Agreement (including Form of Rights Certificate)
4.11		Rights Agreement dated as of June 26, 2003 by and between Mindspeed Technologies, Inc. and Mellon Investor Services LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K dated July 1, 2003)
4.12		First Amendment to Rights Agreement dated as of December 6, 2004 by and between Mindspeed Technologies, Inc. and Mellon Investor Services LLC, as Rights Agent (incorporated by reference to Exhibit 4.4 to Registrant’s Current Report on Form 8-K filed with the SEC on December 8, 2004)
4.13		Second Amendment to Rights Agreement dated as of June 16, 2008 by and between Mindspeed Technologies, Inc. and Mellon Investor Services LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed with the SEC on June 18, 2008)
5.1		Opinion of Morrison & Foerster LLP
12.1		Statement regarding computation of ratio of earnings to fixed charges
23.1		Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
23.2		Consent of Deloitte & Touche LLP
24.1		Powers of Attorney (included on signature page to this registration statement)
25	.1*	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Debt Securities)

*	To be filed as an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference into this registration statement.